UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 28, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2015, NovaBay Pharmaceuticals, Inc. received a letter from the NYSE MKT LLC notifying NovaBay that its stockholders equity, as of December 31, 2014, is below the minimum requirements of Sections 1003(a)(ii) and (iii) of the NYSE MKT Company Guide (the “Company Guide”).

In order to maintain its listing, NovaBay Pharmaceuticals must submit a plan of compliance by May 28, 2015, addressing how it intends to regain compliance with the Company Guide within 18 months, or by November 28, 2016.

If the plan is accepted, NovaBay Pharmaceuticals may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but NovaBay Pharmaceuticals is not in compliance with the continued listing standards within 18 months, or by November 28, 2016, or if NovaBay Pharmaceuticals does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate.

NovaBay Pharmaceuticals’ management is pursuing options to address the deficiency and intends to submit a compliance plan on or before the deadline set by the Exchange.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: May 1, 2015